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                                                                   EXHIBIT 4.1

                AMENDMENT NO. 1 TO THE A CONSULTING TEAM, INC.
                       1997 STOCK OPTION AND AWARD PLAN



                  THE A CONSULTING TEAM, INC., having adopted The A Consulting Team, Inc. 1997 Stock Option and Award Plan (the "Plan") effective as of June 11, 1997, hereby amends the Plan, effective as of June 1, 1998, as follows:


1. The first sentence of Section 4.1 is hereby amended in its entirety to read as follows:


         Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 900,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.


         IN WITNESS WHEREOF, The A Consulting Team, Inc., by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.



                                        THE A CONSULTING TEAM, INC.



Dated as of: June 22, 1998              By /s/ Shmuel BenTov
                                           ----------------------------------



                                        Chief Executive Officer and President
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